Report of Independent Registered Public
Accounting Firm

To the Members and
Board of Directors of FEG Directional
Access TEI Fund LLC


In planning and performing our audit of the
consolidated financial statements of FEG
Directional Access TEI Fund LLC (the
Fund) as of March 31, 2017 and for the
period then ended, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of expressing
our opinion on the consolidated financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of
controls. A funds internal control over
financial reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A funds internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records that,
in reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide
reasonable assurance that transactions
are recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts
and expenditures of the fund are being
made only in accordance with
authorizations of management and
directors of the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of the funds assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or procedures
may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of the funds annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal control
over financial reporting and its operation,
including controls over safeguarding
securities, that we consider to be a
material weakness as defined above as of
March 31, 2017.
This report is intended solely for the
information and use of management and
the Board of Directors of FEG Directional
Access TEI Fund LLC and the Securities
and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Ernst & Young LLP



Cincinnati, Ohio
May 30, 2017